Exhibit 99.1

DSS Sells its DSS Digital Division to Proof Authentication Corporation

Company focused on growing shareholder value through higher return opportunities

ROCHESTER, N.Y., May 11, 2021 (GLOBE NEWSWIRE) — Document Security Systems, Inc. (“DSS” or the “Company”) (NYSE American: DSS), a multinational company operating businesses in blockchain security, direct marketing, healthcare, consumer packaging, real estate, renewable energy, and securitized digital assets, today announced Proof Authentication Corporation (“Proof”) signed a purchase agreement pursuant to which Proof acquired 100% of the outstanding shares of DSS Digital, Inc., a wholly-owned subsidiary of the Company and a leader in innovative anti-counterfeit, authentication, and brand protection solutions.

“We set out on a mission to revive DSS and the sale of our legacy digital group is another major milestone in our transformation that will enable us to focus on new, higher-return opportunities to grow shareholder value,” stated Frank D. Heuszel, CEO of DSS.

Under the terms of the agreement, DSS will retain and sell to certain key customers through a non-exclusive license granted by Proof to DSS, while continuing to use the innovative anti-counterfeiting technology on consumer packaging for authentication and consumer engagement purposes under the Company’s Premier Packaging Corp. division. The terms of the deal with Proof include upfront cash and an earn-out provision that provides for potential payments to DSS based on the achievement of certain revenue targets. Riparian Partners, LLC served as financial advisor to Proof, with Orrick serving as its legal counsel. Sichenzia Ross Ference LLP served as legal counsel to DSS.

Jason Grady, COO of DSS, stated, “Proof has the experience and commitment to take our brand protection solutions, such as AuthentiGuard, to a new level, giving the market an even better product than we do today. DSS will benefit from Proof’s efforts as we continue to sell key accounts and incorporate technology advancements into Premier’s intelligent packaging solutions.”

“Having worked in this space for over 15 years from the brand-side of the table, I can confidently say DSS has some of the best technology in the authentication market today. Consumers are more aware now than at any time in our history about the prevalence of counterfeit products in the market. They are clamoring for a way to ensure the products they are buying are real. This acquisition allows us to build on DSS’ innovations and further drive increased value to our client brands and their consumers around the globe,” added Dan McKinnon, CEO of Proof.

AuthentiGuard is comprised of three key components that work together to secure brands. Developed from patented Prism technology and printed on products during normal printing processes, the AuthentiGuard mark cannot be duplicated or copied, and it contains embedded codes that hold limitless amounts of information. The AuthentiGuard application, customizable in functionality, look and feel, reads the encrypted information to determine authenticity and deliver alerts and information directly to users. Brands also have access to an online portal to manage their program and view real-time data collected from the application reads.

“While our digital group has been a great business for DSS over the years, we have moved in a different direction, investing in new growth opportunities within healthcare, renewable energy, and other emerging technologies that we believe present tremendous potential upside for our shareholders,” continued Heuszel. “We are excited for what the future holds for our innovate distribution sharing system business model.”

About Proof Authentication Corporation

Proof is a technology sector company that engineers the world’s premier anticounterfeiting authentication solutions. Proof is founded on the cornerstone principle that effective authentication technologies must always be both accurate and ubiquitous. The company is helmed by Dan McKinnon, former Head of Global Brand Protection for athletic giant, New Balance, and most notably known for achieving the world’s largest counterfeit damages award in China.

For more information on Proof, visit: www.proofauthentication.com

About Document Security Systems, Inc.

DSS is a multinational company operating businesses focused on blockchain security, direct marketing, healthcare, consumer packaging, real estate, and securitized digital assets. Its business model is based on a distribution sharing system in which shareholders will receive shares in its subsidiaries as DSS strategically spins them out into IPOs. Its historic business revolves around counterfeit deterrent and authentication technologies, smart packaging, and consumer product engagement. DSS is led by its Chairman and largest shareholder, Mr. Fai Chan, a highly successful global business veteran of more than 40 years specializing in corporate transformation while managing risk. He has successfully restructured more than 35 corporations with a combined value of $25 billion.

For more information on DSS visit http://www.dsssecure.com.

Investor Contact:

Dave Gentry, CEO

RedChip Companies Inc.

407-491-4498

Dave@redchip.com

Safe Harbor Disclosure

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, but are not limited to, statements related to the Company’s intended use of proceeds and other statements that are not historical facts. Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that may cause actual results or events to differ materially from those projected. These risks and uncertainties, many of which are beyond our control, include: risks relating to our growth strategy; our ability to obtain, perform under and maintain financing and strategic agreements and relationships; risks relating to the results of development activities; our ability to attract, integrate and retain key personnel; our need for substantial additional funds; patent and intellectual property matters; competition; as well as other risks described in the section entitled “Risk Factors” in the prospectus and in our other filings with the SEC, including, without limitation, our reports on Forms 8-K and 10-Q, all of which can be obtained on the SEC website at www.sec.gov. Readers are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date on which they are made and reflect management’s current estimates, projections, expectations, and beliefs. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions, or circumstances on which any such statement is based, except as required by law.